Exhibit 99.1
NEWS RELEASE
FOR IMMEDIATE RELEASE

Contact:	William P. Hornby, CPA whornby@century-bank.com

Phone:	781-393-4630

Fax:	781-393-4071
CENTURY BANCORP, INC. ANNOUNCES 5% EARNINGS GROWTH FOR Q1 2009
AND A 9% INCREASE IN ASSETS TO $2.0 BILLION; REGULAR DIVIDEND
DECLARED.
Medford, MA, April 14, 2009—Century Bancorp, Inc. (NASDAQ:CNBKA) (www.century-bank.com) (“the Company”) today announced net income of $1,886,000, or $0.34 per share diluted, for the first quarter ended March 31, 2009, an increase of 4.8% when compared to net income of $1,800,000, or $0.32 per share diluted, for the first quarter ended March 31, 2008. Total assets increased 8.7% from $1.8 billion at December 31, 2008 to $2.0 billion at March 31, 2009.
Net interest income totaled $10.8 million for the quarter ended March 31, 2009 as compared to $10.2 million for 2008. The 5.5% increase in net interest income for the period is mainly due to a 21.2% increase in the average balances of earning assets, combined with a similar increase in deposits. The increased volume was somewhat offset by a decrease of twenty-five basis points in the net interest margin. The net interest margin decreased from 2.82% on a fully taxable equivalent basis in 2008 to 2.57% on the same basis for 2009.
The provision for loan losses increased by $1.2 million from $700,000 to $1.9 million as a result of increases in loans on nonaccrual as well as continued deterioration in overall economic conditions such as increased unemployment. The Company capitalized on favorable market conditions and realized $978,000 of net gains on sales of investments. The Company’s effective tax rate declined from 30.0% in 2008 to 12.8% in 2009 primarily as a result of an increase in tax-exempt income.
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At March 31, 2009, total equity was $123.1 million compared to $120.5 million at December 31, 2008. The Company’s equity increased as a result of earnings and a decrease in accumulated other comprehensive loss, net of taxes, offset somewhat by dividends paid. The Company’s leverage ratio stood at 8.29% at March 31, 2009, compared to 9.56% at March 31, 2008. Book value as of March 31, 2009 was $22.24 per share compared to $22.04 at March 31, 2008.
The Company’s allowance for loan losses was $12.5 million or 1.49% of loans outstanding at March 31, 2009, compared to $11.1 million, or 1.33% of loans outstanding at December 31, 2008 and $9.8 million, or 1.31% of loans outstanding at March 31, 2008. Non-performing assets totaled $14.7 million at March 31, 2009, compared to $3.7 million at December 31, 2008 and $2.6 million at March 31, 2008. Non-performing assets increased primarily as a result of two loan relationships, one primarily commercial real estate and one construction.
The Company’s Board of Directors voted a regular quarterly dividend of 12.00 cents ($0.12) per share on the Company’s Class A common stock, and 6.00 cents ($0.06) per share on the Company’s Class B common stock. The dividends were declared payable May 15, 2009 to stockholders of record on May 1, 2009.
The Company, through its subsidiary bank, Century Bank and Trust Company, a state chartered full service commercial bank, operating twenty-two full-service branches in the Greater Boston area, offers a full range of Business, Personal and Institutional Services.
Century Bank and Trust Company is a member of the FDIC and is an Equal Housing Lender.
This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

Century Bancorp, Inc. and Subsidiaries
Consolidated Comparative Statements of Condition (unaudited)
(in thousands)

	March 31,	December 31,
	2009	2008
Assets
Cash and Due From Banks	$51,943	$61,195
Federal Funds Sold and Interest-bearing Deposits In Other Banks	98,878	94,973

Short-term Investments	109,651	43,814

Securities Available-For-Sale (AFS)	538,487	495,585

Securities Held-to-Maturity	231,630	184,047

Federal Home Loan Bank of Boston stock, at cost	15,531	15,531

Loans:
Commercial & Industrial	133,670	141,373
Construction & Land Development	60,510	59,511
Commercial Real Estate	340,051	332,325
Residential Real Estate	190,805	194,644
Consumer and Other	8,430	9,258
Home Equity	108,634	98,954

Total Loans	842,100	836,065
Less: Allowance for Loan Losses	12,522	11,119

Net Loans	829,578	824,946

Bank Premises and Equipment	21,590	22,054
Accrued Interest Receivable	6,898	6,723
Goodwill	2,714	2,714
Core Deposit Intangible	1,187	1,283
Other Assets	50,134	48,701

Total Assets	$1,958,221	$1,801,566

Liabilities
Demand Deposits	$274,664	$277,217

Interest Bearing Deposits:
Savings and NOW Deposits	435,342	353,261
Money Market Accounts	429,707	308,177
Time Deposits	332,478	326,872

Total Interest Bearing	1,197,527	988,310

Total Deposits	1,472,191	1,265,527

Borrowed Funds:
Securities Sold Under Agreements to Repurchase	110,792	112,510
Other Borrowed Funds	163,422	238,558

Total Borrowed Funds	274,214	351,068

Other Liabilities	29,548	28,385
Investments Purchased payable	23,101	—
Subordinated Debentures	36,083	36,083

Total Liabilities	1,835,137	1,681,063

Total Stockholders’ Equity	123,084	120,503

Total Liabilities & Stockholders’ Equity	$1,958,221	$1,801,566

Century Bancorp, Inc. and Subsidiaries
Consolidated Comparative Statements of Income (unaudited)
For the Quarter Ended March 31, 2009 and 2008
(in thousands)

	Quarter Ended March 31,
	2009	2008
Interest Income:
Loans	$11,789	$12,262
Securities Held-to-Maturity	2,223	1,905
Securities Available-for-Sale	5,029	4,379
Federal Funds Sold and Interest-bearing Deposits In Other Banks	542	1,216

Total Interest Income	19,583	19,762

Interest Expense:
Savings and NOW Deposits	1,396	1,614
Money Market Accounts	1,935	1,590
Time Deposits	2,607	2,916
Securities Sold Under Agreements to Repurchase	208	516
Other Borrowed Funds and Subordinated Debentures	2,645	2,894

Total Interest Expense	8,791	9,530

Net Interest Income	10,792	10,232

Provision For Loan Losses	1,850	700

Net Interest Income After Provision for Loan Losses	8,942	9,532

Other Operating Income Service Charges on Deposit Accounts	2,022	1,981
Lockbox Fees	741	772
Net Gain on Sales of Investments	978	100
Other Income	929	569

Total Other Operating Income	4,670	3,422

Operating Expenses
Salaries and Employee Benefits	6,888	6,290
Occupancy	1,145	1,064
Equipment	628	730
Other	2,789	2,300

Total Operating Expenses	11,450	10,384

Income Before Income Taxes	2,162	2,570

Income Tax Expense	276	770

Net Income	$1,886	$1,800

Century Bancorp, Inc. and Subsidiaries
Consolidated Year-to-Date Average Comparative Statements of Condition (unaudited)
(in thousands)

	March 31,	March 31,
	2009	2008
Assets
Cash and Due From Banks	$66,316	$56,737
Federal Funds Sold and Interest-Bearing Deposits in Other Banks	206,096	151,477

Securities Available-For-Sale (AFS)	528,295	392,395
Securities Held-to-Maturity	209,687	189,331

Total Loans	835,240	735,099
Less: Allowance for Loan Losses	11,765	9,772

Net Loans	823,475	725,327

Unrealized Gain(Loss) on Securities AFS	529	2,781
Bank Premises and Equipment	21,895	22,310
Accrued Interest Receivable	7,188	6,959
Goodwill	2,714	2,714
Core Deposit Intangible	1,242	1,634
Other Assets	49,152	42,413

Total Assets	$1,916,589	$1,594,078

Liabilities
Demand Deposits	$273,439	$259,395

Interest Bearing Deposits:
Savings and NOW Deposits	432,382	342,503
Money Market Accounts	411,511	248,368
Time Deposits	326,227	283,893

Total Interest Bearing	1,170,120	874,764

Total Deposits	1,443,559	1,134,159

Borrowed Funds:
Securities Sold Under Agreements to Repurchase	106,600	93,074
Other Borrowed Funds	178,625	188,616

Total Borrowed Funds	285,225	281,690

Other Liabilities	29,703	20,751
Subordinated Debentures	36,083	36,083

Total Liabilities	1,794,570	1,472,683

Total Stockholders’ Equity	122,019	121,395

Total Liabilities & Stockholders’ Equity	$1,916,589	$1,594,078

Total Average Earning Assets — YTD	$1,779,319	$1,468,302

Century Bancorp, Inc. and Subsidiaries
Consolidated Selected Key Financial Information (unaudited)
(in thousands, except share data)

	March 31,	March 31,
	2009	2008
Performance Measures:

Earnings per average share, basic, quarter	$0.34	$0.32
Earnings per average share, diluted, quarter	$0.34	$0.32
Return on average assets, quarter	0.40%	0.45%
Return on average stockholders’ equity, quarter	6.27%	5.96%
Net interest margin (taxable equivalent), quarter	2.57%	2.82%
Efficiency ratio, quarter	70.8%	75.2%
Book value per share	$22.24	$22.04
Tangible book value per share	$21.53	$21.27
Tangible capital / tangible assets	6.10%	7.26%

Common Share Data:
Average shares outstanding, basic, quarter	5,537,781	5,543,804
Average shares outstanding, diluted, quarter	5,537,781	5,546,700

Shares outstanding Class A	3,507,507	3,516,704
Shares outstanding Class B	2,027,100	2,027,100

Total shares outstanding at period end	5,534,607	5,543,804

Assets Quality and Other Data:

Allowance for loan losses / loans	1.49%	1.31%
Nonaccrual loans	$14,659	$2,184
Nonperforming assets	$14,659	$2,636
Loans 90 days past due and still accruing	$—	$639
Net charge-offs (recoveries), quarter	$447	$560

Leverage ratio	8.29%	9.56%
Tier 1 risk weighted capital ratio	15.02%	16.48%
Total risk weighted capital ratio	16.20%	17.55%
Total risk weighted assets	$1,055,139	$920,829